UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 2 , 2013
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Issuer Direct Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-10185	26-1331503
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Perimeter Park, Suite D, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 2, 2013, William Everett was appointed as a member of the Board of Directors of Issuer Direct Corporation (the “Company”).

In addition to his role as independent Director, Mr. Everett will also serve as Chairman of the Audit Committee.

Mr. Everett has more than thirty years of management experience and currently serves as a director of Hakisa SAS in Strasbourg France. In addition, Mr. Everett recently served on the Board of NeoNova Network Services until it was acquired in July 2013.  Mr. Everett retired as Executive Vice President and CFO of Tekelec, a publicly traded telecom equipment supplier, in April 2010.  Since that time, he has served as a corporate director and provided consulting services to public company and private equity clients.  He currently serves as an Executive in Residence at the Poole College of Management at NC State University. He has significant experience as both a Chief Financial Officer and a general manager working with a variety of multi-national technology companies over his career. Mr. Everett joined Tekelec as part of their acquisition of Steleus in October 2004. At Steleus, Mr. Everett served as Executive Vice President and CFO and was responsible for the worldwide finance and administration functions of the Company. Prior to Steleus, Mr. Everett was Vice President of Finance and Administration and CFO of Chemfab Corporation, a publicly traded polymer sciences Company. During his career, Mr. Everett also held executive operating and financial management positions at several other high tech companies, including Epsilon Data Management and Eastman Software.  He was the Co-founder and President of Maps a la Carte, an internet mapping and spatial data company, which was acquired by Demand Media Inc.

Family Relationships

There are no family relationships between any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

Mr. Everett will earn a monthly retainer of $2,333 month for each month he is a member of the Board of Directors.

Also, Mr. Everett was granted a non-statutory stock option to purchase 40,000 shares of the Company’s common stock at an exercise price of $7.76 (the “Stock Option”).  The Stock Option will be subject to vesting restrictions as follows: 6.25% will vest and be released from forfeiture in equal installments at the end of each calendar quarter for the forty-eight month period beginning on October 2, 2013.   In the event of a Change of Control (as defined in the Company’s 2010 Equity Incentive Plan), any unvested portion of the Stock Option shall be immediately vested.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release issued by the Company on October 3, 2013 announcing the appointment of Mr. William Everett.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

Date: October 3, 2013	By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie
Chief Executive Officer